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                                                                    EXHIBIT 99.1

         TECHNICAL OLYMPIC USA REPORTS RESULTS FOR ITS FIRST QUARTER AND
                           ANNOUNCES CONFERENCE CALL

Thursday, May 15, 2003

HOLLYWOOD, Fla., May 15, 2003 PR Newswire-FirstCall/ -- Technical Olympic USA, Inc. (Nasdaq: TOUS - NEWS) today reported results for the first quarter ended March 31, 2003.

     Highlights of the results include:

     o Income from continuing operations of $17.7 million, or $0.63 per share
     o Homebuilding revenues of $315.9 million
     o Delivery of 1,234 homes
     o Backlog of 2,826 homes, representing $764.0 million in revenues
     o Actively marketing homes in 176 communities
     o Financial Services revenues of $10.6 million

     During the three months ended March 31, 2003, total revenues increased to $326.5 million from $310.5 million during the three months ended March 31, 2002. Income from continuing operations increased to $17.7 million (or $0.63 per share) during the three months ended March 31, 2003 from $8.9 million (or $0.32 per share) during the three months ended March 31, 2002. The increase in income from continuing operations is attributable to an increase in Homebuilding pretax income to $23.3 million during the three months ended March 31, 2003 from $9.5 million during the three months ended March 31, 2002; the results for the prior year include severance expenses of $13.8 million. Additionally, we experienced an increase in Financial Services pretax income to $4.5 million during the three months ended March 31, 2003 from $4.2 million during the three months ended March 31, 2002.

CONFERENCE CALL INFORMATION

     In conjunction with its scheduled conference call, on Thursday, May 22nd at 11:00 A.M. EST, TOUSA will release a more detailed press release to discuss quarterly results and 2003 and 2004 guidance after the close of business on Wednesday, May 21, 2003.

     Participants are asked to RSVP prior to the conference call by dialing 1-800-289-0579 and referencing confirmation number 764046 at which time participants will be provided the dial-in number.

REPLAY INFORMATION

Time: From 3:00 P.M. May 22, 2003 to 12:00 A.M. May 29, 2003
Replay Number: 1-888-203-1112
Access Code: 764046


     TOUSA is a leading homebuilder in the United States, operating in 14 metropolitan markets located in four major geographic regions: Florida, Texas, the West and the Mid-Atlantic. TOUSA designs, builds and markets high-quality detached single-family residences, town homes and condominiums to a diverse group of homebuyers, such as "first-time" homebuyers, "move-up" homebuyers, homebuyers who are relocating to a new city or state, buyers of second or vacation homes, active-adult homebuyers, and homebuyers with grown children who want a smaller home ("empty-nesters"). It also provides financial services to its homebuyers and to others through its subsidiaries, Preferred Home Mortgage Company and Universal Land Title, Inc.

THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS. THE COMPANY WISHES TO CAUTION READERS THAT CERTAIN IMPORTANT FACTORS MAY HAVE AFFECTED AND COULD IN THE FUTURE AFFECT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE THE COMPANY'S ACTUAL RESULTS FOR SUBSEQUENT PERIODS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENT MADE BY OR ON BEHALF OF THE COMPANY. THIS PRESS RELEASE IS QUALIFIED IN ITS ENTIRETY BY CAUTIONARY STATEMENTS AND RISK FACTOR DISCLOSURE CONTAINED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING THE COMPANY'S REPORT ON FORM 10-K FILED WITH THE COMMISSION ON FEBRUARY 12, 2003.